UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934
Date of Report (Date of earliest event reported): July 10, 2017 (July 5, 2017)

Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36597	47-1016855
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

262 N University Drive Farmington, UT	84025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (801) 447-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 10, 2017, the Board of Directors of Vista Outdoor Inc. (“Vista Outdoor” or the “Company”) announced that it has elected Michael Callahan, the Company’s current Lead Independent Director, to serve as interim Chairman and Chief Executive Officer effective July 11, 2017, replacing Mark W. DeYoung. Mr. DeYoung has elected to retire from the Company’s Board of Directors and role as Chief Executive Officer, effective July 11, 2017 (the “Retirement Date”).
Mr. Callahan, age 67, has more than 40 years of experience in the sporting goods industry, and has served as Lead Independent Director of Vista Outdoor since the Company spun off from ATK in February 2015. He has been the President and Chief Executive Officer of Aspen Partners, a Utah-based consultant to the outdoor sporting industry, since 2008. From 1990 until his retirement in 2008, Mr. Callahan served in various merchandising, marketing, management and senior executive positions with Cabela’s, Inc., most recently as Senior Vice President Business Development & International Operations where he was responsible for M&A and spearheaded Cabela’s expansion into Canada. Mr. Callahan is a member of the Board of the Midway USA Foundation and formerly served as a member of the Board of Bushnell Outdoor Products, Chairman of the Congressional Sportsmen’s Foundation and Vice Chairman of the Outdoor Business Council of the US Sportsmen’s Alliance.
In connection with Mr. DeYoung’s retirement, the Company has entered into a Waiver and General Release Agreement with Mr. DeYoung (the “Agreement”). In exchange for his waiver of claims against the Company, the Agreement provides Mr. DeYoung a lump-sum cash payment in an amount equal to his current base salary ($1,081,500); a pro-rata portion of his annual bonus (based on the Company’s actual performance for the entire fiscal year); accelerated vesting of his outstanding time-based restricted stock, restricted stock unit and stock option awards that would have vested had he remained employed by the Company for 12 months following his Retirement Date; a pro rata portion of his performance-based long-term incentive awards that would have vested on the next vesting date based on actual performance; company-paid COBRA premiums under Vista Outdoor's health and welfare plans until 18 months following the Retirement Date; and the ability for Mr. DeYoung to participate in the Company’s Employee Purchase Program as if he remained an employee of the Company. The Employee Purchase Program allows all employees of the Company to purchase Company products at a discount. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed as exhibit 10.1 hereto and incorporated by reference herein.
At the time of filing, the Company has not finalized a compensatory arrangement with Mr. Callahan in connection with his appointment to the position of interim Chairman and Chief Executive Officer. The entry of the Company of any such material compensatory or other arrangements with Mr. Callahan will be filed by the Company with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Waiver and General Release Agreement, dated as of July 10, 2017 between Vista Outdoor Inc. and Mark W. DeYoung.
99.1	Press release, dated July 10, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.
By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: Senior Vice President, General Counsel and Secretary

Date: July 10, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Waiver and General Release Agreement, dated as of July 10, 2017 between Vista Outdoor Inc. and Mark W. DeYoung.
99.1	Press release, dated July 10, 2017.